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Exhibit 1.1

Execution Copy

$1,000,000,000 Aggregate Principal Amount

WASHINGTON MUTUAL, INC.

WASHINGTON MUTUAL CAPITAL TRUST 2001

Trust Preferred Income Equity Redeemable Securities ("PIERS") Units

PURCHASE AGREEMENT

April 24, 2001

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

    Washington Mutual Capital Trust 2001, a Delaware statutory business trust (the "Trust") and Washington Mutual, Inc., a Washington corporation (the "Company") propose, subject to the terms and conditions stated herein, to issue and sell 20,000,000 Trust Preferred Income Equity Redeemable Securities ("PIERS") units (the "Firm Units") pursuant to a Unit Agreement dated as of April 24, 2001 (the "Unit Agreement") among the Trust, the Company, The Bank of New York, as unit agent (in such capacity, the "Unit Agent"), The Bank of New York, as warrant agent (in such capacity, the "Warrant Agent") and The Bank of New York as property trustee (in such capacity, the "Property Trustee"). In addition, the Trust and the Company propose to grant to the Initial Purchaser an option (the "Option") to purchase up to an additional 3,000,000 Units (the "Optional Units" and, together with the Firm Units, the "Units").

    Each Unit will consist of a preferred security (liquidation preference $50 per security) of the Trust (each, a "Preferred Security") and a warrant (each, a "Warrant") issued by the Company, to purchase at any time prior to the close of business on May 3, 2041, .8054 shares (subject to antidilution adjustments) of common stock of the Company ("Common Stock"). Each Preferred Security will represent an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of subordinated debentures issued by the Company (the "Debentures"). Certain payments on the Preferred Securities will be guaranteed (the "Guarantee") by the Company pursuant to the Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and The Bank of New York (the "Guarantee Trustee").

    The Trust was formed on April 23, 2001 pursuant to a declaration of trust dated as of April 23, 2001 (the "Original Trust Agreement ") executed by the Company, as sponsor, and The Bank of New York (Delaware) as Delaware trustee (in such capacity, the "Delaware Trustee") and a certificate of trust dated as of April 23, 2001 (the "Trust Certificate") filed with the Secretary of State of the State of Delaware. The Trust will be governed by the Amended and Restated Declaration of Trust to be dated as of April 30, 2001 (the "Amended and Restated Trust Agreement") between the Company, The Bank of New York as property trustee (in such capacity, the "Property Trustee"), the Delaware Trustee and Craig S. Davis, Diane L. Kelleher and William A. Longbrake as the initial regular trustees (in such capacity, the "Regular Trustees").

    The Trust will use the proceeds from the sale of the Preferred Securities to purchase $1,000,000,000 aggregate principal amount of Debentures to be issued pursuant to an indenture, to be dated as of April 30, 2001 (the "Original Indenture"), as supplemented by a Supplemental Indenture to be dated as of April 30, 2001 (the "Supplemental Indenture"; the Original Indenture as so supplemented, the " Indenture") in each case, between the Company and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust will, if and to the extent it receives the proceeds of a payment on the Debentures, distribute to the holders of the Preferred Securities all payments so received.

    The Company will issue the warrants pursuant to a Warrant Agreement dated as of April 30, 2001 (the "Warrant Agreement") between the Company and the Warrant Agent. Under certain circumstances the Preferred Securities may be remarketed pursuant to a Remarketing Agreement dated as of April 30, 2001 (the "Remarketing Agreement") among the Trust, the Company and Lehman Brothers Inc.

    The Units will be offered and sold to the Lehman Brothers Inc. as initial purchaser (in such capacity, the "Initial Purchaser"), without being registered under the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Securities Act"), in reliance upon an exemption therefrom. You have represented that the Initial Purchaser will make offers of the Units purchased hereunder on the terms set forth herein, as amended or supplemented, solely (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), and (ii) to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 903 and 904 of Regulation S under the Securities Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Initial Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

    Holders of the Units (including the Initial Purchaser and its direct and indirect transferees), the Warrants and the Preferred Securities will be entitled to the benefits of a Resale Registration Rights Agreement, dated as of April 30, 2001 (the "Registration Rights Agreement") among the Trust, the Company and Lehman Brothers Inc., pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Units, the Warrants, the Preferred Securities and the shares of Common Stock issuable upon exercise of the Warrants (the "Exercise Shares"), and to use its best efforts to cause the Registration Statement to be declared effective.

    The Unit Agreement, the Amended and Restated Trust Agreement, Original Indenture, the Supplemental Indenture, the Indenture, the Warrant Agreement, the Guarantee Agreement, the Registration Rights Agreement and the Remarketing Agreement are referred to herein collectively as the "Operative Documents." The Company and the Trust are referred to herein collectively as the "Washington Mutual Entities."

    This is to confirm the agreement as of the date first written above among the Company, the Trust and the Initial Purchaser concerning the issuance, offer and sale of the Units.

    1.  Representations, Warranties and Agreements of the Washington Mutual Entities.  Each of the Company and the Trust, jointly and severally, represent, warrant and agree with, the Initial Purchaser that:

    (a) The Company will prepare an offering memorandum dated the date hereof relating to the Units. Copies of such offering memorandum will be delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. As used in this Agreement, "Offering Memorandum" means such offering memorandum, including the documents incorporated by reference therein, in each case as amended or supplemented. The Offering Memorandum, will not as of its date and as of a Delivery Date (as defined in Section 2(b)), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for inclusion therein.

    (b) The documents incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder (collectively, the "Exchange Act"); none of such Incorporated Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Offering Memorandum, when such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

    (c) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Units to the Initial Purchaser or the reoffer, resale and delivery of the Units by the Initial Purchaser to the initial purchasers therefrom and the exercise of the Warrants for Exercise Shares, in each case, in the manner contemplated by this Agreement, the Unit Agreement, the Warrant Agreement, the Amended and Restated Trust Agreement and the Offering Memorandum, to register the Units, the Warrants, the Guarantee, the Preferred Securities (collectively, the "Unit Securities") or the Exercise Shares under the Securities Act or to qualify the Indenture or the Amended and Restated Trust Agreement under the Trust Indenture Act of 1939, as amended, and the Rules and Regulations thereunder (collectively, the "Trust Indenture Act").

    (d) The Exercise Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, are free of preemptive rights and conform in all material respects to the description thereof in the Offering Memorandum; and all Exercise Shares, when issued and delivered upon such exercise in accordance with the terms of the Warrant Agreement and, assuming payment for such Exercise Shares in the manner contemplated by the Warrant Agreement and Unit Agreement, will be validly issued, fully paid and nonassessable.

    (e) The Company and each of Washington Mutual Bank, FA, Washington Mutual Bank, Washington Mutual Bank fsb and New American Capital, Inc. have been duly incorporated and are validly existing as corporations or depository institutions in good standing under the laws of their respective jurisdictions of incorporation are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification other than where such failures would not, either individually or in the aggregate, have a material adverse effect on the business, financial condition, operating results or prospects of the Company and its subsidiaries taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and neither the Trust nor any of the subsidiaries of the Company (other than Washington Mutual Bank, FA, Washington Mutual Bank and New American Capital, Inc. (collectively, the "Significant Subsidiaries")) is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

    The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware, 12 Del. C. § 3801 et seq (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Offering Memorandum, and has conducted and will conduct no business other than the transactions described in the Offering Memorandum.

    (f)  The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Office of Thrift Supervision and any other federal or state bank regulatory authority (the "Bank Regulatory Authorities") with jurisdiction over the Company or any of its Significant

Subsidiaries, other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

    (g) Each of the Company and the Trust has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

    (h) The Units have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Unit Agreement, the Warrant Agreement, the Amended and Restated Trust Agreement and the Indenture (collectively, the "Unit Documents") against payment of the consideration thereof in accordance with this Agreement, the Units will be valid and binding obligations of the Company and the Trust enforceable against the Company and the Trust and entitled to the benefits of the Unit Documents, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Units and the Unit Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Offering Memorandum.

    The Warrants have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, and the Warrant Agreement against payment of the consideration thereof in accordance with this Agreement, the Warrants will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Warrant Agreement, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Warrants and the Warrant Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Offering Memorandum.

    The Preferred Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, and the Amended and Restated Trust Agreement against payment of the consideration thereof in accordance with this Agreement, the Preferred Securities will be valid and binding obligations of the Trust enforceable against the Trust and entitled to the benefits of the Amended and Restated Trust Agreement, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Preferred Securities and the Amended and Restated Trust Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Offering Memorandum.

    The Debentures have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, and the Indenture against payment of the consideration thereof in accordance with this Agreement, the Debentures will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Indenture, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Debentures and the Indenture conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Offering Memorandum.

    The Guarantee has been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Guarantee Agreement against payment of the consideration thereof in accordance with this Agreement, the Guarantee will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Indenture, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Guarantee and the Guarantee Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Offering Memorandum.

    (i)  Each Operative Document to which a Washington Mutual Entity is a party has been duly authorized by such Washington Mutual Entity party and (assuming due authorization, execution and delivery thereof by the parties thereto other than the Washington Mutual Entities) when executed and delivered by such Washington Mutual Entity will constitute a valid and binding agreement of such Washington Mutual Entity enforceable against such Washington Mutual Entity in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity (whether enforcement is sought in equity or at law) and an implied covenant of good faith and fair dealing and except with respect to the rights of indemnification and contribution under the Registration Rights Agreement, which enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws, and will conform in all material respects to the description thereof contained in the Offering Memorandum. Each of the Regular Trustees is either an officer of the Company or one of the Significant Subsidiaries and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Original Trust Agreement.

    (j)  This Agreement has been duly authorized, executed and delivered by each of the Washington Mutual Entities.

    (k) The execution, delivery and performance of this Agreement and the Operative Documents to which each Washington Mutual Entity is a party, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject and will not violate or conflict with any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets or court, except for such conflict, breach, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the business, financial condition, operating results or prospects of the Company and its subsidiaries taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries; and except for (i) the registration of the Unit Securities and the Exercise Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the transactions contemplated by the Registration Rights Agreement, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Units by the Initial Purchaser, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents to which each Washington Mutual Entity is a party or the consummation of the transactions contemplated herein and therein, including the issuance of the Units by the Company and the Trust.

    The Trust is not a party to or bound by any agreement or instrument other than this Agreement and the Operative Documents to which it is a party, and the agreements and instruments contemplated by the Amended and Restated Trust Agreement and described in the Offering Memorandum; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the agreements and instruments contemplated by the Original Trust Agreement and described in the Offering Memorandum; and the Trust is not a party to or subject to any action, suit or proceeding of any nature. The execution, delivery and performance of this Agreement and the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein and therein will not violate or conflict with any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties or assets, nor will such actions result in any violation of the Original Trust Agreement or the Trust Certificate of the Trust; and except for (i) the registration of the Unit Securities and the Exercise Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the transactions contemplated by the Registration Rights Agreement, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Units by the Initial Purchaser, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents to which the Trust is a party or the consummation of the transactions contemplated herein and therein, including the issuance of the Units by the Company and the Trust.

    (l)  There are no contracts, agreements or understandings between the Company or any of its subsidiaries or the Trust and any person granting such person the right to require the Company or the Trust to file a registration statement under the Securities Act with respect to any Unit Securities or shares of Common Stock owned or to be owned by such person or to require the Company or the Trust to include such Unit Securities or shares of Common Stock in the securities to be registered pursuant to the Registration Rights Agreement.

    (m) Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

    (n) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Offering Memorandum present fairly the financial condition and results of operations of the Company at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the information contained in the Offering Memorandum that constitutes "forward-looking statements" within the meaning of Section 21E(i)(1) of the Exchange Act has been prepared on the basis of the Company's best current judgments and estimations as to future operating plans and results.

    (o) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(h) hereof, are independent public accountants as within the meaning of the Securities Act and the Rules and Regulations.

    (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its Significant Subsidiaries is the subject which could reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

    (q) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business.

    (r) Neither the Trust, the Company nor any of its subsidiaries will be required to register as an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "Investment Company Act") and the rules and regulations of the Commission thereunder as a result of the consummation of the transactions contemplated by this Agreement and the Operative Documents.

    (s) None of the Company or any of its affiliates has, directly or through any agent (other than the Initial Purchaser in connection with the transactions contemplated by this Agreement about which no representation is made by the Company), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Unit Securities or the Exercise Shares in a manner that will require the registration under the Securities Act of the Unit Securities or the Exercise Shares.

    (t)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Unit Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

    (u) As of each Delivery Date, no event has occurred nor has any circumstance arisen which, had the Debentures been issued on such Delivery Date, would constitute a default or an Event of Default (as such term is defined in the Indenture).

    (v) Assuming (i) that your representations and warranties in Section 5(o)–(p) hereof are true, (ii) compliance by you with your covenants set forth in Section 2 hereof and (iii) that each of the Eligible Purchasers is either (A) an entity that you reasonably believe to be a QIB or (B) a person who is not a "U.S. person" and who acquires the Units outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of the Units by you pursuant hereto and the resale of the Units pursuant to the offers is exempt from the registration requirements of the Securities Act.

    (w) Neither the Company nor any of its affiliates or any person acting on its or their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Units, and the Company and its affiliates and all persons acting on their behalf have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Units outside the United States; provided that no representation is made as to the Initial Purchaser or any person, acting on its behalf.

    (x) The sale of the Units pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

    2.  Purchase, Sale and Delivery of Units.

    (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Washington Mutual Entities agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Trust, the Firm Units, at a purchase price of 97.75% of the principal amount (the "purchase price") thereof and the Company hereby agrees to pay to Lehman Brothers, as Initial Purchaser, a fee as set forth in the cross-receipt executed by each of the parties hereto.

    Delivery of and payment for the Firm Units shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m. (New York City time) on April 30, 2001, or such later date as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Firm Units being herein called the "First Delivery Date"). Delivery of the Firm Units shall be made to the Initial Purchaser against payment of the purchase price by the Initial Purchaser. Payment for the Firm Units shall be made against delivery to the Initial Purchaser of the Firm Units as described below and effected either by wire transfer of immediately available funds to an account with a bank, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchaser at least two business days in advance of the Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchaser.

    (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Washington Mutual Entities hereby grants the Option to the Initial Purchaser to purchase the Optional Units at the same purchase price as the Initial Purchaser shall pay for the Firm Units. The Option may be exercised in whole or in part on one occasion at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing delivered by facsimile by the Initial Purchaser to the Company setting forth the number of whole Optional Units as to which the Initial Purchaser is exercising the Option.

    The date for the delivery of and payment for the Optional Units, being herein referred to as an "Optional Delivery Date", which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Initial Purchaser but shall not be later than five full business days after written notice of election to purchase Optional Units is given. Delivery of the Optional Units shall be made to the Initial Purchaser against payment of the purchase price by the Initial Purchaser. Payment for the Optional Units shall be made against delivery to you of the Optional Unit as described below and effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchaser at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchaser.

    (c) The Company will deliver against payment of the purchase price the Units in the form of one or more permanent global certificates (the "Global Units"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Units initially sold to QIBs will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. The Global Units will be made available, at the request of the Initial Purchaser, for checking at least 24 hours prior to the Delivery Date.

    3.  Further Agreements of the Company.  The Company further agrees:

    (a) To advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum. If, at any time prior to completion of the resale of the Units by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Purchaser, not misleading, to promptly notify the Initial Purchaser and prepare such amendment or supplement as may be necessary to correct such untrue statement or omission.

    (b) To furnish to the Initial Purchaser and to Simpson Thacher & Bartlett, counsel to the Initial Purchaser, copies of the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

    (c) Promptly to take such action as the Initial Purchaser may reasonably request from time to time, to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Initial Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Units; provided that, in connection therewith, each of the Washington Mutual Entities shall not be required to qualify as a foreign corporation or otherwise subject itself to general consent to service of process or taxation in any jurisdiction in which it is not otherwise so qualified or subject.

    (d) For a period of two years following the Delivery Date, to furnish or make available to the Initial Purchaser upon request copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company's Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Initial Purchaser with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

    (e) To apply the proceeds from the sale of the Units as set forth under "Use of Proceeds" in the Offering Memorandum.

    (f)  For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Initial Purchaser; provided, however, that nothing in this clause (f) shall be deemed to limit in any manner the Company's ability to issue Common Stock or securities convertible into Common Stock as consideration for the acquisition of the assets or equity interests of any other entity, including by way of merger.

    (g) For so long as any of the Unit Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to provide to any holder of the Unit Securities or to any prospective purchaser of the Unit Securities designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

    (h) Each of the Unit Securities and Exercise Shares will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after the such securities are resold pursuant to a registration statement effective under the Securities Act.

    (i)  None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Units.

    (j)  Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), not to, and will cause its respective affiliates not to, solicit any offer to buy or offer to sell the Unit Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    (k) Not to, and will cause its respective affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that will be integrated with the sale of the Units in a manner that will require the registration under the Securities Act of the Units.

    (l)  To execute and deliver the Registration Rights Agreement in form and substance mutually satisfactory to the parties hereto.

    (m) To use reasonable commercial efforts to cause the Units to be accepted for clearance and settlement through the facilities of DTC.

    4.  Expenses.  The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Units, and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement; (c) the costs of producing and distributing the Operative Documents;  (d) the fees and expenses of the Company's and the Trust's respective counsel and independent accountants; (e) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 3(c) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchaser in connection therewith); (f) the expenses of the Company and the Initial Purchaser in connection with the marketing and offering of the Units; (g) all fees and expenses incurred in connection with any rating of the Units; (h) all expenses and fees in connection with the application for inclusion of the Units on the NYSE, (i) the fees and expenses (including fees and disbursements of counsel) of the Property Trustee, the Warrant Agent, the Unit Agent, the Indenture Trustee, the Remarketing Agent and the Regular Trustees and the costs and charges of any registrar, transfer agent, paying agent or exchange agent under the Operative Documents; and (j) all other costs and expenses incident to the performance of the obligations of the Washington Mutual Entities under this Agreement; provided  that, except as provided in clauses (e) and (f) in this Section 4 and in Section 7, the Initial Purchaser shall pay its own costs and expenses, including the costs and expenses of its counsel and any transfer taxes on the Units which they may sell.

    5.  Conditions of the Initial Purchaser's Obligations.  The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Washington Mutual Entities contained herein, to the performance by the

Company of its obligations hereunder, and to the satisfaction of each of the following additional conditions and agreements:

    (a) The Initial Purchaser shall not have discovered and disclosed to the Washington Mutual Entities prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Initial Purchaser, is material or omits to state a fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) All corporate and trust proceedings, as appropriate, and other legal matters incident to the authorization, form and validity of the Operative Documents (including the global certificates for the Unit Securities), the Unit Securities and the Offering Memorandum or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents (including the global certificates for the Unit Securities), the Unit Securities and the transactions contemplated thereby and the Offering Memorandum shall be satisfactory in all material respects to counsel to the Initial Purchaser; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

    (c) Heller Ehrman White & McAuliffe LLP, counsel to the Company, shall have furnished to the Initial Purchaser its written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

       (i)   The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing as corporations or depository institutions in good standing under the laws of their respective jurisdictions of incorporation and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

      (ii)   The Company and the Trust has an authorized capitalization as set forth in the Offering Memorandum; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned of record and, to the best of such counsel's knowledge, beneficially by the Company, either directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

      (iii)   Each of the Original Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Indenture Trustee) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (iv)   Each of the Original Declaration and the Amended and Restated Trust Agreement has been duly authorized, executed and delivered by the Company.

      (v)   The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (vi)   The Common Stock initially issuable upon exercise of the Warrants have been duly reserved for issuance, and such shares, when issued in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable.

     (vii)   The Unit Agreement has been duly authorized by the Company and assuming due authorization, execution and delivery by the Initial Purchaser, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (viii)   The Warrant Agreement has been duly authorized by the Company and assuming due authorization, execution and delivery by the Initial Purchaser, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (ix)   The Registration Rights Agreement has been duly authorized by the Company and assuming due authorization, execution and delivery by the Initial Purchaser, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except with respect to the rights of indemnification and contribution thereunder, which enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws.

      (x)   The Remarketing Agreement has been duly authorized by the Company and assuming due authorization, execution and delivery by the Initial Purchaser, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except with respect to the rights of indemnification and contribution thereunder, which enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws.

      (xi)   To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or of which any property or asset of the Company or any of its Significant Subsidiaries is the subject that is required to be disclosed pursuant to Item 103 of Regulation S-K;

     (xii)   To the best of such counsel's knowledge neither the Company, any of its Significant Subsidiaries or Washington Mutual Bank, fsb is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     (xiii)   Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 of the Purchase Agreement and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Units to the Initial Purchaser or the reoffer, resale and delivery of the Units by the Initial Purchaser to the initial purchasers therefrom and the exercise of the Warrants for Exercise Shares, in each case, in the manner contemplated by the Purchase Agreement, the Unit Agreement, the Warrant Agreement, the Amended and Restated Trust Agreement and the Offering Memorandum, to register the Unit Securities or the Exercise Shares under the Securities Act or to qualify the Indenture or the Amended and Restated Trust Agreement under the Trust Indenture Act.

     (xiv)   The statements contained in the Offering Memorandum under the captions "The Trust", "Description of the Units", "Description of the Warrants", "Description of the Common Stock", "Description of the Preferred Securities", "Description of the Debentures", "Description of the Guarantee", "Description of the Registration Rights Agreement" and "Relationship Among The Preferred Securities, The Debentures and The Guarantee" insofar as such statements purport to summarize certain provisions of the Operative Documents, this Agreement and the Common Stock, as the case may be, provide a fair summary of such provisions in all material respects.

     (xv)   The statements contained in the Offering Memorandum under the caption "Certain United States Federal Income Tax Consequences" are accurate in all material respects and constitute a fair summary of the matters set forth therein;

     (xvi)   This Agreement has been duly authorized, executed and delivered by the Company.

    (xvii)   The execution, delivery and performance of this Agreement and the Operative Documents to which each Washington Mutual Entity is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Material Contract, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and, except for the registration of the Unit Securities and the Exercise Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the transaction contemplated by the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Operative Documents to which the Company is a party or the consummation of the transactions contemplated herein and therein. For purposes of this opinion, Material Contracts mean those agreements filed as exhibits to Washington Mutual's reports filed pursuant to the Exchange Act.

    (xviii)   To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Units of the Company owned or to be owned by such person or to require the Company to include such Units in the Units registered pursuant to the Registration Statements.

     (xix)   Neither the Company nor the Trust is required to register as an investment company under the Investment Company Act as a result of the consummation of the transactions contemplated by this Agreement and the Operative Documents.

  In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Washington and the General Corporation Law of Delaware. Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that (x) it has acted as counsel to the Company in connection with the preparation of the Offering Memorandum, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no view need be expressed as to the financial statements and other financial and statistical data included in the Offering Memorandum.

    (d) Richards Layton & Finger, P.A. shall have furnished to the Initial Purchaser its written opinion, as special Delaware counsel to the Company and the Trust, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

       (i)   The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and all filings required under the Delaware Business Trust Act with respect to the creation and valid existence of the Trust as a business trust in the State of Delaware have been made.

      (ii)   Under the Amended and Restated Trust Agreement and the Delaware Business Trust Act, all necessary trust action has been taken on the part of the Trust to duly authorize the execution and delivery of this Agreement by the Trust.

      (iii)   The Preferred Securities are duly authorized by the Trust Agreement, and when authenticated, issued and delivered by the Trust in accordance with the Trust Agreement, the Trust Preferred Securities will be duly and validly issued and fully paid and nonassessable interests in the Trust.

      (iv)   The holders of Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that such holders may be obligated to make payments as set forth in the Amended and Restated Trust Agreement.

      (v)   Under the Amended and Restated Trust Agreement and the Business Trust Act, the Trust has all necessary trust power and authority to execute and deliver the Purchase Agreement and the Operative Documents to which it is a party, and to perform its obligations thereunder.

      (vi)   Under the Amended and Restated Trust Agreement and the Business Trust Act, the issuance and sale by the Trust of the Preferred Securities and the execution and delivery by the Trust of the Purchase Agreement and the Operative Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

     (vii)   Under the Business Trust Act and the Amended and Restated Trust Agreement, the issuance by the Trust of the Preferred Securities is not subject to any preemptive purchase rights of any Person.

     (viii)   No consent, approval, license, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the Trust of the Preferred Securities as contemplated by the Offering Memorandum, or (ii) the execution, delivery and performance by the Trust of the Purchase Agreement and the Operative Documents to which it is a party.

      (ix)   The issuance and sale by the Trust of the Preferred Securities pursuant to the Purchase Agreement and the Amended and Restated Trust Agreement, and the execution and delivery by the Trust of the Purchase Agreement and each of the Operative Documents to which it is a party, and the performance by the Trust of its obligations thereunder, will not violate (i) the Trust

  Certificate or the Amended and Restated Trust Agreement or (ii) any Delaware statute, rule or regulation.

      (x)   After due inquiry limited to, and solely to the extent disclosed thereupon, the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States Federal District Court sitting in the State of Delaware, in these courts there are no pending actions, suits or proceedings against the Company or the Trust.

    (e) Richards Layton & Finger, P.A. shall have furnished to the Initial Purchaser its written opinion, as special Delaware counsel to the Delaware Trustee, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

       (i)   The Bank of New York (Delaware) is duly incorporated and validly existing as a Delaware banking corporation under the laws of the State of Delaware.

      (ii)   The Bank of New York (Delaware) has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

      (iii)   The Bank of New York (Delaware) has duly authorized, executed and delivered the Trust Agreement.

    (f)  The Company shall have furnished to the Initial Purchaser a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Senior Executive Vice President and its Chief Financial Officer stating that:

       (i)   The representations, warranties and agreements of the Company and the Trust in Section 1 are true and correct as of such Delivery Date; the Company and the Trust have complied with all their agreements contained herein; and the conditions set forth in Section 7 have been fulfilled;

      (ii)   (A) Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum and (B) since such date there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum; and

      (iii)   They have carefully examined the Offering Memorandum and, in their opinion the Offering Memorandum, as of such Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (g) Simpson Thacher & Bartlett, shall have furnished to the Initial Purchaser its written opinion, as counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated the Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser.

    (h) The Initial Purchaser shall have received from Deloitte & Touche LLP a letter (the "comfort letter"), in form and substance satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the Delivery Date (i) confirming that it is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings, in form and substance satisfactory to the Initial Purchaser.

    (i)  On such Delivery Date, there shall not have occurred, since the date as of which information is given in the Offering Memorandum, any material adverse change or any development likely to result in a prospective material adverse change in the financial condition, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum and the Initial Purchaser shall have received a certificate of the Chairman of the Board, President, a Senior Executive Vice President or Chief Financial Officer of the Company, dated as of such Delivery Date, that to the best of his or her knowledge after reasonable investigation, there has been no such material adverse change or development involving such a prospective material adverse change and that the representations and warranties of the Company contained in Section 1 are true and correct in all material respects with the same force and effect as though expressly made at and as of such Delivery Date.

    (j)  Each Operative Document (in form and substance satisfactory to the Initial Purchaser) shall have been duly executed and delivered by the respective parties thereto; and the Units shall have been duly executed and delivered by the Company and duly authenticated by the Property Trustee, in each case pursuant to the Unit Agreement.

    (k) Since the later of the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, (i) there shall not have occurred any new outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser impractical to market the Units or enforce contracts for the sale of the Units or (ii) trading generally on either the American Stock Exchange or The New York Stock Exchange shall not have been suspended, or minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for Units shall not have been required, by either of such exchanges or by order of the Commission or any other government authority, or a banking moratorium shall not have been declared by either Federal or New York authorities.

    (l)  On or prior to such Delivery Date, counsel for the Initial Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Initial Purchaser.

    6.  Representations, Warranties and Agreements of Initial Purchaser.

    (a) The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with the Company that it (i) is purchasing the Units pursuant to a private sale exempt from registration under the Securities Act without the intent to distribute the Units in violation of the Securities Act or applicable laws of any state of the United States or any other applicable jurisdiction, (ii) will not solicit offers for, or offer or sell, the Units by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) will solicit offers for the Units only from, and will offer, sell or deliver the Units, as part of its initial offering, only to (A) in the case of offers inside the United States, persons whom it reasonably believes to be QIBs, or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S.

    (b) The Initial Purchaser agrees that in connection with the transactions described in subsection 6(a)(iii)(B), it has offered and sold the Units, and will offer and sell the Units, (i) as part of its distribution at any time and (ii) otherwise until one year after the later of the commencement of the offering and the Delivery Date (the "Restricted Period"), only in accordance with Rule 903 of Regulation S. Accordingly, the Initial Purchaser represents and agrees that with respect to the transactions described in subsection 6(a)(iii)(B), neither it, nor any of its affiliates, nor any person acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Units, and that it has complied and will comply with the offering restrictions of Regulation S. It agrees that, at or prior to the confirmation of sale of the Units pursuant to subsection 6(a)(iii)(B), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from the Initial Purchaser during the Restricted Period, a confirmation or notice to substantially the following effect:

    "The Units covered hereby have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until one year after the later of the commencement of the offering and the time of delivery of the Units, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. The terms used above have the meaning given to them by Regulation S."

    (c) The Initial Purchaser agrees that (i) it has not offered or sold and will not offer or sell any Units to persons in the United Kingdom prior to the expiration of the period six months from the Delivery Date, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Units Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by the Initial Purchaser in relation to the Units in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received it in connection with the issuance of the Units to a person who is of a kind described in Section 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

    7.  Indemnification and Contribution.

    (a) The Washington Mutual Entities agree to indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Washington Mutual Entities in writing by the Initial Purchaser expressly for use therein.

    (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, the Trust, their directors, officers and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Washington Mutual Entities in writing by the Initial Purchaser expressly for use in the Offering Memorandum or any amendments or supplements thereto and to reimburse the Company, the Trust and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, the Trust, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any loss, claim, damage, liability or action as such expenses are incurred.

    (c) In case any claim, action or proceeding (including any governmental investigation, collectively, a "proceeding") shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to Section 7(a), and by the Company or the Trust, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities of the nature contemplated by Section 7(a) or 7(b)(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Initial Purchaser on the other hand from the offering of the Units or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Trust on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the fee received by the Initial Purchaser referred to in Section 2, bear to the aggregate principal amount of the Units. The relative fault of the Company and the Trust on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Units sold by it as contemplated by this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (f)  The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Washington Mutual Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company and the Trust, their officers or directors or any person controlling the Company or the Trust and (iii) acceptance of and payment for any of the Units.

    8.  Termination.  The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Washington Mutual Entities prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 5(i) and (k) shall have occurred or if the Initial Purchaser shall decline to purchase the Units for any reason permitted under this Agreement.

    9.  Reimbursement of Initial Purchaser's Expenses.  If (a) the Company or the Trust shall fail to tender the Units for delivery to the Initial Purchaser by reason of any failure, refusal or inability of the Company or the Trust to perform any agreement on its part to be performed, or the Initial Purchaser shall decline to purchase the Units for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8) the Washington Mutual Entities shall reimburse the Initial Purchaser for the reasonable fees and expenses of its counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Units, and upon demand the Washington Mutual Entities shall pay the full amount thereof to the Initial Purchaser.

    10.  Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

    (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-8822); and

    with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention of Lee Meyerson, Esq. (Fax: 212-455-2502; Telephone: 212-455-2000);

    (b) if to the Company or to the Trust, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Fay L. Chapman;

    with a copy to Heller Ehrman White & McAuliffe LLP, 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104-7098, Attention: David Wilson, Esq. (Fax: 206-447-0849; Telephone: 206-389-4264).

    Any notice of a change of address or facsimile transmission number must be given by the Company, the Trust or the Initial Purchaser, as the case maybe, in writing at least three days in advance of such change.

    11.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Initial Purchaser and the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the representations, warranties, indemnities and agreements of the Initial Purchaser contained in this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    12.  Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Trust and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

    13.  Definition of the Terms "Business Day" and "Significant Subsidiary."  For purposes of this Agreement, "business day" means any day on which the NYSE is open for trading.

    14.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    15.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    16.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The rest of this page has been left blank intentionally; the signature page follows.]

    If the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
WASHINGTON MUTUAL, INC.
By:	/s/ FAY L. CHAPMAN Name: Fay L. Chapman Title: Senior Executive Vice President
WASHINGTON MUTUAL CAPITAL TRUST 2001
By:	/s/ CRAIG S. DAVIS Name: Craig S. Davis Title: Trustee
Accepted and agreed by:
LEHMAN BROTHERS INC.
By:	/s/ NEIL SHERMAN Name: Neil Sherman Title: Managing Director

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Exhibit 1.1
Execution Copy
$1,000,000,000 Aggregate Principal Amount WASHINGTON MUTUAL, INC. WASHINGTON MUTUAL CAPITAL TRUST 2001 Trust Preferred Income Equity Redeemable Securities ("PIERS") Units